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                                                                   EXHIBIT 4.28


________________________________________________________________________________

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 11, 1995


                                       to


                                   INDENTURE

                           Dated as of July 24, 1995

                                    between


                              HARCOR ENERGY, INC.

                                      and

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                   as Trustee



                                  $65,000,000


                     14-7/8% Series A Senior Secured Notes
                               due July 15, 2002

                     14-7/8% Series B Senior Secured Notes
                               due July 15, 2002

________________________________________________________________________________

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                          FIRST SUPPLEMENTAL INDENTURE


         FIRST SUPPLEMENTAL INDENTURE dated as of October 11, 1995, among HARCOR ENERGY, INC., a Delaware corporation (the "Company"), WARRIOR, INC., a Texas corporation ("Warrior"), HTAC INVESTMENTS, INC., a California corporation ("HTAC"; together with Warrior, the "Guarantors"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee") (collectively, the "Parties"), supplementing that certain Indenture (the "Indenture") among the Parties dated as of July 24, 1995. All capitalized terms defined in the Indenture and not otherwise defined herein shall have the same meanings herein as in the Indenture.

         WHEREAS, (i) the Company and Guarantors intended that certain future Subsidiaries of the Company would provide Guarantees with respect to the Series A Securities and the Series B Securities, (ii) the Company and Guarantors intended to define the term "Subsidiary Guarantor" and (iii) the Parties intended to expressly include in Section 7.12 of the Indenture (pertaining to co-Trustees) provisions similar to Section 7.04 of the Indenture;

         WHEREAS, the intention of clause (i) in the immediately preceding paragraph is clearly set forth on page 70 of the Offering Memorandum (under the heading "Additional Subsidiary Guarantees") pursuant to which the Series A Securities were sold, the intention of clause (ii) in the immediately preceding paragraph is evidenced by the use of the term "Subsidiary Guarantor" in the Indenture and the intention of clause (iii) in the immediately preceding paragraph is evidenced by Section 7.12 of the Indenture which provides, in part, that all rights conferred upon the Trustee shall be conferred upon the Trustee and co-Trustee jointly;

         WHEREAS, Article Four of the Indenture is defective in its failure to include provisions pertaining to Guarantees of future Subsidiaries, Section
1.01 of the Indenture is defective in its failure to include a definition of the term "Subsidiary Guarantor" and Section 7.12 (pertaining to co-Trustees) of the Indenture is defective in its failure to expressly include provisions similar to Section 7.04 of the Indenture; and

         WHEREAS, Section 9.01(1) of the Indenture permits the Company and the Trustee to amend or supplement the Indenture for the purpose of curing any defect without notice to or consent of any Security holder, provided that such action by the Company is authorized by a Board Resolution and the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions
Section 9.01 of the Indenture;

         WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate in compliance with Section 9.01 of the Indenture;




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         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

         Section 1.       Amendment to Section 1.01 of the Indenture.  Section
1.01 of the Indenture is hereby amended by inserting the following paragraph immediately after the paragraph beginning "Subsidiary":

                 "Subsidiary Guarantor" shall have the same meaning set forth for the term "Guarantor" in this Section 1.01.

         Section 2. Amendment to Article Four of the Indenture. Article Four of the Indenture is hereby amended by inserting, immediately after Section 4.21, the following new section:

         SECTION 4.22.    Additional Subsidiary Guarantees

                 If the Company or any of its Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Subsidiary that is not a Guarantor, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture.

         Section 3.       Amendment to Section 7.12 of the Indenture.  Section
7.12 of the Indenture is hereby amended by inserting, immediately after the first sentence of the second paragraph of Section 7.12, the following sentences:

         A co-Trustee shall not be responsible for and makes no representation as to the value or condition of the Collateral or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby or hereby, or as to the validity or genuineness of any Collateral pledged and deposited with such co-Trustee, or the validity or adequacy of this Indenture or the Securities; a co-Trustee shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any






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         document issued in connection with the sale of the Securities or any statement in the Securities. A co-Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture or any Security Document or the validity or perfection, if any, of Liens granted under this Indenture or Security Documents. A co-Trustee shall not be responsible for independently ascertaining or maintaining such validity or perfection, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture or the Security Documents.

         Section 4. Reaffirmation. The Indenture, as amended by Sections 1, 2 and 3 of this First Supplemental Indenture, shall remain in full force and effect.

         Section 5. Execution in Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

         Section 6. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 7. Successors. All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.





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         IN WITNESS WHEREOF, each of the parties hereto has caused this first
Supplemental Indenture to be executed on its behalf by its duly authorized representative, all as of the day and year first above written.

                                        HARCOR ENERGY, INC.

                                        By:  \s\ Mark G. Harrington
                                             Name:  Mark G. Harrington
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer

Attest: \s\ Gary S. Peck

                                        WARRIOR, INC.

                                        By:  \s\ Mark G. Harrington
                                             Name:  Mark G. Harrington
                                             Title: President

Attest: \s\ Gary S. Peck

                                        HTAC INVESTMENTS, INC.

                                        By:  \s\ Mark G. Harrington
                                             Name:  Mark G. Harrington
                                             Title:  President

Attest: \s\ Gary S. Peck

                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, as Trustee

                                        By:  \s\ Leah Foshee
                                             Name: Leah Foshee
                                             Title:  Assistant Vice President
                                                     and Trust Officer


                                        \s\ Steven R. Patterson
                                        Steven R. Patterson, as Co-Trustee
                                        pursuant to Section 7.12 of the
                                        Indenture






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